                     AGREEMENT FOR SUBCONTRACTING SERVICES

         This Agreement for Subcontracting Services (the "AGREEMENT") is made as of April 23, 1999 by and between Interwoven, Inc., a California corporation with a place of business at 1195 W. Fremont Ave., #2000, Sunnyvale, California 94087 ("INTERWOVEN") and PERFICIENT. a Texas corporation, with a place of business at 144 South Third Street, Suite 105, San Jose, CA 95112 ("SUBCONTRACTOR").

         1.       DEFINITIONS.

                  a. "PROJECT" shall mean the services and Deliverables to be provided to Interwoven or a client of Interwoven under a specific Statement of Work.

                  b. "STATEMENT OF WORK" shall mean an attachment to this Agreement which references this Agreement and defines, with respect to a specific Project, the services to be performed, Deliverables, Interwoven Responsibilities, final or interim project completion dates or milestones, fees or rates, and which sets forth any modifications to this Agreement. A Statement of Work signed by both parties shall be incorporated in and made a part of this Agreement. In the event of a conflict between the Statement of Work and this Agreement, the terms of the Agreement shall prevail.

                  c. "DELIVERABLES" shall mean any and all items described in a Statement of Work that Subcontractor agrees to deliver to Interwoven or to Interwoven's client in performance of the services governed by such Statement of Work.

         2.       SERVICES.

                  a. Subcontractor shall perform the services ("WORK") and provide the Deliverables to Interwoven set forth in the Statement of Work.

                  b. Each of Interwoven and Subcontractor shall appoint a Project Manager who shall be responsible for coordinating its activities under a Statement of Work. Each party shall direct all inquiries, requests and reports concerning the services and Deliverables to the other party's Project Manager. Subcontractor shall submit written progress reports, and Interwoven shall submit written replies, in accordance with a schedule to be determined by the Project Managers.

                  c. Time is of the essence in the performance of Work and other obligations hereunder, and Subcontractor agrees to complete the Work by the milestones and dates set forth in the Statement of Work. If Subcontractor fails to complete the Work in a satisfactory manner by the date specified therefor in the Statement of Work, fails to complete any specified portion of Work by the milestone (if any) provided therefor in the Statement of Work, or fails to make reasonable progress toward satisfactorily completing Work by the date specified therefor in a Statement of Work which does not specify milestones, except for delays by Interwoven as described in Section 4.c below and subject to Section 14.c., Interwoven may, at its option and in its sole discretion:

                  (1) defer all payments payable under the Statement of Work until Subcontractor is in compliance with all performance and delivery requirements related to that Work and, in the case of Work under a Statement of Work that does not specify milestones, demonstrates to Interwoven's reasonable satisfaction that Subcontractor will complete the Work by the date specified therefor; or

                  (2) Notify Subcontractor that the Statement of Work will be terminated unless Subcontractor cures all breaches hereof and, if the Statement of Work does not specify milestones, demonstrates to Interwoven's reasonable satisfaction that Subcontractor will complete the Work in a satisfactory manner by the date specified therefor, all within a period of ten (10) days. Unless Subcontractor timely complies with this requirement, at the end of such ten (10) day period, Subcontractor will discontinue performance under the Statement of Work, except that Subcontractor will deliver to Interwoven all Deliverables under the Statement of Work, whether or not completed, and if after inspecting the same, Interwoven does not promptly return them but instead notifies Subcontractor of its election to retain such Deliverables, it will pay Subcontractor in accordance with the applicable payment and reimbursement provisions set forth in Section 5.c below, with no obligation to make such payments if Interwoven elects to return such Deliverables to Subcontractor and certifies that Interwoven has retained no copies.

         3.       FEES AND PAYMENT.

                  a. The fees due Subcontractor for services in connection with a Project, exclusive of taxes, shall be as set forth in the applicable Statement of Work. Any expenses, including reasonable travel expenses, incurred by Subcontractor and necessary to perform the services that are pre-approved by Interwoven and in accordance with Interwoven's travel policy, a copy of which shall be provided to Subcontractor prior to any authorized travel on behalf of Interwoven, will be reimbursed by Interwoven. Interwoven shall pay sales, excise and similar taxes arising in connection with services for a Project, except for any income tax due on income received by Subcontractor, upon receipt by Interwoven of an invoice from Subcontractor setting forth a description and amount of such taxes.

                  b. Subject to Section 2.c above, payment for all Work performed by Subcontractor in connection with a Project shall be made by Interwoven to Subcontractor in accordance with the Payment Schedule in the applicable Statement of Work. All fees are due and payable within thirty (30) days after receipt of invoice. Reimbursable expenses will be billed to Interwoven incurred by Subcontractor and payable within thirty (30) days after receipt of invoice.

         4.       CHANGE OF SCOPE.

                  a. Subcontractor will notify Interwoven in writing whenever it identifies the need to perform Work or provide a Deliverable additional to or different from those set forth in a Statement of Work (a "CHANGE OF SCOPE"). Interwoven may notify Subcontractor in writing whenever Interwoven believes there is a need for a Change of Scope.

                  b. If Interwoven wishes Subcontractor to perform or deliver what is identified in a Change of Scope provided by Subcontractor. Interwoven will so notify Subcontractor in writing. Subcontractor will provide an estimate of the cost and schedule impact of performing or delivering the Change of Scope, which estimate will be provided within a mutually agreed time frame. Subcontractor shall not be obliged to take further action with respect to the Change of

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

Scope until Subcontractor and Interwoven execute an appropriate written amendment to the applicable Statement of Work.

                  c. If Interwoven fails to meet the Interwoven Responsibilities as defined in the Statement of Work, and such failure materially and adversely affects Subcontractor's costs or schedule or precludes further work by Subcontractor on the Project until the Interwoven Responsibilities are met, then Subcontractor will notify Interwoven in writing, and Subcontractor and Interwoven will promptly cooperate to make an appropriate written amendment to the applicable Statement of Work.

         5.       TERM OF AGREEMENT; TERMINATION.

                  a. This Agreement is effective upon execution for a term of one year from the date first written above, or until the completion of all Projects described in Statements of Work executed hereunder, whichever period is longer. The parties may extend the term by mutual written agreement.

                  b. This Agreement may be terminated by either party at any time upon thirty (30) days written notice to the other party; provided, however, any such termination will not excuse the nonperformance of either parties' obligations with respect to any unfinished Work (or payment therefor) and completion of all Projects under a Statement of Work or pursuant to Sections 6, 7, 8, 9, 10. 11 and 14.a.

                  c. Interwoven shall have the right to terminate a Statement of Work at any time by giving written notice to Subcontractor, in which case (unless Subcontractor is in breach of this Agreement), Interwoven will (a) Pay Subcontractor for the reasonable value of the Work performed prior to receiving such notice of termination, which value shall be calculated as follows: (i) for a Statement of Work based on time and materials, the hourly rates for Subcontractor personnel as may be set forth in the applicable Statement of Work under which Work was actually performed, (ii) if the Statement of Work provides for interim payments for partial completion of the Work upon reaching a milestone, the portion of the next milestone payment amount that reflects Interwoven's reasonable estimate of the pro rata portion of the Work necessary to reach the next milestone which was actually performed by Subcontractor after the prior milestone, if any, or (iii) for a Statement of Work other than those described in (i) and (ii) above, the total fees due under the Statement of Work, as equitably adjusted for that portion of the Work that has not yet been performed; and (b) reimburse Subcontractor for all reasonable reimbursable expenses under Section 3 above incurred by Subcontractor prior to receiving such notice of termination and all reasonable costs incurred by Subcontractor thereafter to return or dispose of unused materials and equipment acquired by Subcontractor to perform the Work or deliver the Deliverables under such Statement of Work, provided that Subcontractor will exert its best efforts to minimize such costs. In the event of such a termination, Subcontractor shall deliver to Interwoven, or to its client if Interwoven so directs, all copies of any and all materials or information (x) provided by Interwoven or Interwoven's client; or (y) Deliverables created by Subcontractor for Interwoven or Interwoven's client hereunder, whether complete or partially complete.

         6.       CONFIDENTIALITY.

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                  a. It is anticipated that each of the parties will disclose to the other "CONFIDENTIAL INFORMATION." "CONFIDENTIAL INFORMATION" means any information obtained from or through Interwoven or Interwoven's client, or developed or obtained by Subcontractor in connection with the performance of this Agreement or any Statement of Work hereunder, including, without limitation, software programs, technical data, methodologies, customer information and business information of the parties, and any information contained in any Deliverables.

                  b. Each party shall be a "Disclosing Party" with respect to Confidential Information which that party discloses to the other and shall be a "Receiving Party" with respect to Confidential Information which that party receives from the other. A Disclosing Party shall not identify as Confidential Information any information, which the Disclosing Party does not, in good faith, consider to be proprietary and/or confidential.

                  c. The Receiving Party shall employ diligent efforts to maintain the secrecy and confidentiality of all Confidential Information. Such diligent efforts shall be at least equivalent to that degree of care which the Receiving Party normally exercises with regard to its own property that it maintains secret and confidential, but in any event no less than a reasonable degree of care.

         The Confidential Information may be disclosed only for purposes of the joint activity with the Disclosing Party and only to the Receiving Party's employees with a need to know, provided that each such employee has previously been advised of the terms of this Agreement. The Receiving Party may disclose Confidential Information of the Disclosing Party to employees of a client with a need to know for purposes of the joint activity of the parties hereunder, only pursuant to a written confidentiality agreement of the Receiving Party and the client which (a) expressly identifies the Confidential Information of the Disclosing Party, (b) provides no less protection of the Confidential Information than the provisions of this Article, and (c) is, in all other respects, reasonably acceptable to the Disclosing Party. The Receiving Party shall not disclose under any circumstances Confidential Information of the Disclosing Party to an employee or contractor or subcontractor or agent of the Receiving Party who has on any occasion been a party to or been exposed to any type of business relationship whatsoever, including employment, with any competitors or potential competitors of the Disclosing Party without first obtaining the written permission of the Disclosing Party. The foregoing notwithstanding, Interwoven shall have the right to disclose pricing information of Subcontractor to Interwoven's client or potential client, to the extent Interwoven reasonably determines that such disclosure is appropriate in the course of its negotiations with its client. In such event, Interwoven shall disclose pricing information of Subcontractor only to the extent necessary for the purposes of negotiation.

                  d. The disclosure of Confidential Information shall not be construed to grant to the Receiving Party any ownership or other proprietary interest in such information. The Receiving Party agrees that it does not acquire any title, ownership, or other intellectual property right or license by virtue of such disclosure.

                  e. "Confidential Information" shall not include any information disclosed hereunder which: (a) was rightfully in the Receiving Party's possession before receipt from the Disclosing Party other than through prior disclosure by the Disclosing Party: or (b) is or becomes a matter of general public knowledge through no breach of this Agreement: or
(c) is rightfully



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

received by the Receiving Party without an obligation of confidentiality and from a third party who did not receive it directly or indirectly from the Disclosing Party; or (d) is independently developed by the Receiving Party; or (e) is disclosed under operation of law, governmental regulation, or court order, provided the Receiving Party first gives the Disclosing Party notice and a reasonable opportunity to secure confidential protection of such information.

                  f. Upon termination of this Agreement, the Receiving Party shall (i) immediately cease using the Confidential Information, (ii) promptly return to the Disclosing Party all tangible embodiments of the Confidential Information, and (iii) promptly certify in writing the Receiving Party's compliance with this paragraph.

                  g. In the event that a Receiving Party breaches a provision of this Section, the damage to the Disclosing Party will be irreparable. Therefore, in the event of a breach or threat of breach, the Disclosing Party shall be entitled to equitable relief to restrain such breach or threat of breach, in addition to any other relief available at law or in equity.

         7.       INTELLECTUAL PROPERTY.

                  a. Unless otherwise specified in a Statement of Work, as between Interwoven and Subcontractor, Interwoven will own and, to the extent permissible under applicable law, Subcontractor hereby assigns to Interwoven all proprietary rights in any and all inventions, works of authorship, products or processes, whether or not patentable, conceived or reduced to practice or fixed in a tangible medium of expression by Subcontractor in the performance of services hereunder ("INNOVATIONS"). If requested by Interwoven, Subcontractor agrees to do all things necessary to assist Interwoven (or Interwoven's client) in obtaining patents, copyrights or other proprietary rights on Innovations. Subcontractor agrees to execute such documents as may be necessary to implement and carry out the provisions of this Section 7.a. If implementing any recommendation of Subcontractor or making, using, selling, offering for sale, copying or distributing any Deliverable or copies of any Deliverable would infringe any patent or copyright owned or controlled by Subcontractor, Interwoven will have a perpetual, assignable, non-exclusive, royalty-free license (with the right to sublicense) under all such patents and copyrights to do all things necessary to implement the recommendation, to make, use, sell, offer for sale, copy and distribute all Deliverables and copies of Deliverables, to create works of authorship derived from Deliverables, and to use, sell, copy and distribute any such derivative works.

                  b. Subcontractor shall furnish to Interwoven, or to its client if Interwoven so directs, copies of all drawings, plans, specifications, reports and data developed or produced for Interwoven under this Agreement.

         8.       INTELLECTUAL PROPERTY INDEMNITY.

                  a. Interwoven will notify Subcontractor, in writing, of any claim, action or proceeding ("INFRINGEMENT CLAIM") against Interwoven or Interwoven's client that any Deliverable or other work product produced by Subcontractor for Interwoven, or the use thereof, infringes a patent, trademark, copyright or other proprietary right of a third party or misappropriates a trade secret of a third party.

                  b. Upon being notified of any Infringement Claim brought against Interwoven or Interwoven's client based on such a claim, Subcontractor, at its sole cost, shall indemnify and defend Interwoven and Interwoven's client in said action, perform any negotiations for settlement or compromise of the action, and pay any and all settlements reached and/or costs and damages awarded in any such action, together with reasonable attorney's fees; provided, however, that to the extent that any action is based upon a claim that material furnished to Subcontractor by Interwoven or Interwoven's client, or the use thereof, infringes a patent, trademark, copyright, or other proprietary right of a third party, or misappropriates a trade secret of a third party, Interwoven, at its sole cost, shall indemnify and defend Subcontractor in such action, perform any negotiations for settlement or compromise of the action, and pay any and all settlements reached and/or costs and damages awarded in the action, together with reasonable attorney's fees.

                  c. In the event of an Infringement Claim Subcontractor will, with the consent of Interwoven: (a) obtain the rights to use the infringing material; (b) modify the Deliverables so as to render them non-infringing and functionally equivalent: or (c) provide functionally equivalent substitute Deliverables; PROVIDED, however, that if none of the other options set forth in this paragraph can reasonably be achieved, Subcontractor may, in its sole discretion, elect to refund to Interwoven all fees paid to Subcontractor under the applicable Statement of Work in full satisfaction of Subcontractor's obligations under the Statement of Work. Any remedy under this paragraph shall be undertaken at the expense of the party that furnished the infringing material.

         9.       WARRANTIES.

                  a. Interwoven warrants that Subcontractor's use of any and all materials furnished by Interwoven hereunder will not violate or conflict with any U.S. intellectual property rights of any third persons including, but not limited to, copyrights, patent and trademarks. If Subcontractor performs code renovation hereunder, Interwoven warrants that it is authorized to permit Subcontractor's use of all relevant code for purposes of such renovation.

                  b. Subcontractor warrants that:

                     (1) it will perform the Work and all services to be rendered hereunder with that standard of care, skill and diligence normally provided by a professional person in the performance of similar services with respect to work similar to that specified by any Statement of Work;

                     (2) upon delivery of each Deliverable to Interwoven, Interwoven will have marketable title to that Deliverable, free and clear of all liens and encumbrances;

                     (3) the Deliverables will meet the standards customarily met by professional persons providing such Deliverables and also any specifications set forth therefor in the Statement of Work applicable thereto;

                     (4) to the extent that any Deliverable consists of computer hardware or software, such Deliverables will be Year 2000 Compliant. For purposes of this Agreement, the term "YEAR 2000 COMPLIANT" means that such Deliverable is designed to be used before, during and after the year 2000. Specifically, such Deliverable will (i) represent all calendar years with four digits as opposed to two (e.g., 2001 instead of 01); (ii) correctly identify and process all dates, including those in calculations which reference one or more centuries: (iii) operate without any errors, aborts or invalid results related to any date; and (iv) correctly identify and process leap years;

                     (4) Subcontractor, Subcontractor's employees, contractors or agents will not perform services, disclose Confidential Information or engage in any consultation work for a third party relating to Interwoven's current or anticipated business which would conflict with Subcontractor's obligations to Interwoven under this Agreement, without first obtaining Interwoven's prior written consent.

                     (5) the Deliverables and all work products created and delivered by Subcontractor hereunder will not violate or conflict with any intellectual property rights of any third persons including, but not limited to, copyrights, patents and trademarks. Subcontractor makes no warranty with respect to third party rights in any materials finished to Subcontractor by Interwoven.

                  c. For purposes of this Section 9, material furnished by Interwoven's client shall be considered material furnished by Interwoven.

                  d. EXCEPT AS SET FORTH ABOVE, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         10.      LIMITATION OF LIABILITY.

                  a. Neither party shall be liable hereunder for special or consequential losses or damages of any kind or nature whatsoever, including but not limited to lost profits, lost records or data, lost savings, loss of use of facility or equipment, loss by reason of facility shut-down or non-operation or increased expense of operations, or other costs, charges, penalties, or liquidated damages, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, even if advised of the possibility of such loss or damage, or if such loss or damage could have been reasonably foreseen.

                  b. Except as otherwise provided in Sections 6, 7, 8 and 9, Subcontractor's liability hereunder, regardless of the form of action, shall not exceed the total amount paid for services under this Agreement. Subcontractor's liability shall not be so limited with respect to injuries to persons or damage to tangible property arising out of the negligence or willful misconduct of Subcontractor or its employees.

                  c. Neither party's liability shall be limited by this Section with respect to claims arising from breach of the confidentiality obligations of this Agreement or arising from such party's infringement or misappropriation of the other party's (or Interwoven's client's) intellectual property rights.

         11.      INSURANCE.



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

                  Subcontractor shall carry and maintain in force at all times relevant hereto insurance of the types and minimum coverage amounts as follows and shall provide Interwoven with evidence of same upon request:

                  a. Workers' Compensation and Employer's Liability Insurance providing for payment of benefits to and for the account of employees employed in connection with the work covered by this Agreement as required by the statutes of the state where the work is being performed.

                  b. Commercial General Liability Insurance with minimum limits of $5 million combined bodily injury and property damage per occurrence and aggregate.

                  c. Business Automobile Liability Insurance with minimum limits of $2 million combined single limit bodily injury and property damage per occurrence.

         12. SUBCONTRACTOR PERSONNEL. Subcontractor personnel who provide services to Interwoven under this Agreement may perform similar services for others during the term of this Agreement, with the exception of competitors of Interwoven. Subcontractor will make reasonable efforts to honor specific requests of Interwoven regarding assignment of Subcontractor personnel, but Subcontractor reserves the right to make and change all such assignments, provided that Interwoven shall retain the right to reject the specific personnel assigned to Projects.

         13. INDEPENDENT CONTRACTORS. Subcontractor and Interwoven shall at all times be independent parties. Neither party is an employee, joint venturer, agent, or partner of the other, neither party is authorized to assume or create any obligations or liabilities, express or implied, on behalf of or in the name of the other. The employees, methods, facilities and equipment of each party shall at all times be under the exclusive direction and control of that party.

         14.      MISCELLANEOUS.

                  a. PUBLICITY. Neither party shall use the name of the other for any commercial purpose without the prior written consent of the other, provided that Interwoven may inform its client that Subcontractor will be performing services on behalf of such client.

                  b. ASSIGNMENT. Subcontractor may not assign any rights or delegate any obligations created by this Agreement without the prior written consent of Interwoven, which consent shall not be unreasonably withheld. Any assignment in violation of this Agreement is void. This Agreement shall be binding upon the heirs, successors, legal representatives and permitted assigns of the parties.

                  c. FORCE MAJEURE. Neither party shall be considered in default in the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by fire, flood, explosion, strike, war, insurrection, embargo, government requirement, civil or military authority, act of God, or any other event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of any such event, occurrence or condition.



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

                  d. SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable by an arbitration panel or a court of competent jurisdiction, such provision will be narrowed (or deleted if necessary) to the minimum extent necessary to make such provision enforceable, and the remaining provisions of this Agreement shall continue in full force and effect.

                  e. RESERVATIONS OF RIGHTS. A delay or failure in enforcing any right or remedy afforded hereunder or by law shall not prejudice or operate to waive that right or remedy or any other right or remedy, including any remedy for a future breach of this Agreement, whether of a like or different character.

                  f. ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement, together with every Statement of Work executed by the parties, constitutes the entire agreement of the parties concerning the subject matter hereof and thereof, superseding any and all previous agreements and understandings, whether oral or written, with respect to the subject matter of this Agreement. No representation or promise relating to and no amendment or modification of this Agreement will be binding unless it is in writing and signed by an authorized representative of each party. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other breach of that or any other provision of this Agreement. of the provisions of this Agreement shall be valid or binding on either party unless in writing and signed by both parties.

                  g. NOTICE. All notices will be given in writing and will be sent by prepaid certified mail with return receipt requested or transmitted by facsimile (if confirmed by such writing) to the address or facsimile telephone number for the parties indicated beneath the signature below. Either party may change its mailing address or facsimile telephone number by written notice to the other party. The parties may communicate via electronic mail regarding the Statement(s) of Work, Project(s) and Deliverable(s), however, all formal notice must be in writing and sent to the other party as described in this Section.

                  h. RESELLER AGREEMENT. In the event that this Agreement or any Statement of Work hereunder includes the sale by Subcontractor to Interwoven of any product manufactured or supplied by a third party pursuant to a reseller agreement, all warranties, limitations and exclusions set forth in the reseller agreement shall pass through to Interwoven.

                  i. ARBITRATION. If there is any disagreement that cannot be resolved between the parties arising out of or relating to this Agreement (other than a dispute concerning the ownership of any copyright or other intellectual property right), any such dispute will be settled by binding arbitration in Santa Clara County, California, in accordance with the rules of the American Arbitration Association. Any party receiving an award in arbitration may have judgment entered on the award in any court having jurisdiction. The prevailing party in any dispute will be entitled to receive from the other party its reasonable attorneys' fees and costs.

                  j. GOVERNING LAW; VENUE, CAPTIONS. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California, excluding its conflicts of laws principles. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts of the Northern District of California and the parties hereby consent to the personal jurisdiction and venue therein. The captions appearing in



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

this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement.

                  k. SURVIVAL. The provisions of Sections 3, 6, 7, 8, 9, 10, 11 and 14 shall survive any expiration, cancellation or termination of this Agreement.

                  l. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original hereof but which together shall constitute one agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterpart originals by their authorized representatives.

         SUBCONTRACTOR:                                      INTERWOVEN, INC.
         PERFICIENT

         /s/ BRYAN MENELL                                    /s/ DAVID M. ALLEN


         AUTHORIZED SIGNATURE                                AUTHORIZED SIGNATURE

         NAME   BRYAN MENELL                                 NAME David M. Allen

         TITLE  PRESIDENT                                    TITLE   V.P. - CFO

         DATE   4/29/99                                      DATE    4/30/99

         FACSIMILE NUMBER   912 306-7331                     FACSIMILE NUMBER   408 530-5745

         E-MAIL ADDRESS                                      E-MAIL ADDRESS     408 774-2002
            BMENELL@PERFICIENT.com



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